                                                                     EXHIBIT 23
                       CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under "Item 6. Selected Financial Data" and to the incorporation by reference in the Registration Statements
(Form S-8 No. 33-17642, Form S-8 No. 33-45131, Form S-8 No. 33-45132, Form S-8
No. 33-62863, Form S-8 No. 33-64860, Form S-8 No. 33-72494, Form S-8 No.
33-77586, Form S-8 No. 33-77590 and Form S-3 No. 33-85898) of InterVoice, Inc.
and subsidiaries of our report dated April 2, 1997, except for Note F, for which the date is April 9, 1997, with respect to the consolidated financial statements and schedule of InterVoice, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended February 28, 1997.


                                                        ERNST & YOUNG LLP


Dallas, Texas
May 29, 1997